Exhibit 32.1

10541 Ashdale St. Stanton, CA 90680 T: 310-643-5300

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Cipora Lavut, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Amendment No. 2 to the Annual Report on Form 10-K of Aura Systems, Inc. for the fiscal year ended February 28, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and fairly presents in all material respects the financial condition and results of operations of Aura Systems, Inc. at the dates and for the periods indicated.

Date: October 23, 2019

By:	/s/ Cipora Lavut
Cipora Lavut
President

I, David Mann, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Amendment No. 2 to the Annual Report on Form 10-K of Aura Systems, Inc. for the fiscal year ended February 28, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and fairly presents in all material respects the financial condition and results of operations of Aura Systems, Inc. at the dates and for the periods indicated.

Date: October 23, 2019

By:	/s/ David Mann
David Mann
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Aura Systems, Inc. and will be retained by Aura Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.